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Allied Capital Corporation II and Subsidiaries
Exhibit 11 Statement of Computation of Earnings Per Common Share
Form 10-Q
September 30, 1996

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                                                     For the Three Months Ended                For the Nine Months Ended
                                                           September 30,                             September 30,
                                                  ---------------------------------        -------------------------------------
                                                        1996                1995                 1996                  1995
                                                  ---------------------------------        -------------------------------------
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Primary Earnings Per Share:

  Net Increase in Net Assets Resulting
    from Operations                                  $2,548,000          $6,211,000           $10,709,000            $14,802,000
                                                  =================================        =====================================

  Weighted average number of
    shares outstanding                                7,302,947           6,940,437             7,220,303              6,938,948

  Weighted average number of
    shares issuable on exercise
    of outstanding stock options                         82,688              37,369                66,405                 20,564
                                                  ---------------------------------         ------------------------------------
  Weighted average number of shares and
    share equivalents outstanding                     7,385,635           6,977,806             7,286,708              6,959,512
                                                  =================================         ====================================

  Earnings per Share                                      $0.34               $0.89                 $1.47                  $2.13
                                                  =================================         ====================================

Fully Diluted Earnings Per Share:
  Net Increase in Net Assets Resulting
    from Operations                                  $2,548,000          $6,211,000           $10,709,000            $14,802,000
                                                  =================================          ===================================
  Weighted average number of
    shares and share equivalents
    outstanding as computed for
    primary earnings per share                        7,385,635           6,977,806             7,286,708              6,959,512

  Weighted average of additional
    shares issuable on exercise of
    outstanding stock options                            18,226                 210                35,434                 14,270
                                                  ---------------------------------           ----------------------------------
  Weighted average of shares and
    share equivalents outstanding, as adjusted        7,403,861           6,978,016             7,322,142              6,973,782
                                                  =================================           ==================================

Earnings per Share                                        $0.34               $0.89                 $1.46                  $2.12
                                                  =================================           ==================================
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